Exhibit 99-2

               Certificate Pursuant to Section 1350 of Chapter 63
                         of Title 18 United States Code
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         The undersigned  officer hereby certifies,  as to the Amended Quarterly
Report on Form 10-Q/A of Exelon Corporation for the quarterly period ended June 30, 2002, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Exelon Corporation.



Date:  October 30, 2002       /s/ Ruth Ann M. Gillis
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                              Ruth Ann M. Gillis
                              Senior Vice President and Chief Financial Officer
                              Exelon Corporation